Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen H. Boone
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications &
	(914) 722-4704		Community Relations
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS RECORD SECOND QUARTER RESULTS

2012 GUIDANCE RAISED AND NARROWED TO REFLECT STRONG PERFORMANCE YEAR-TO-DATE AND SOLID OUTLOOK FOR THE REMAINDER OF THE YEAR

Second Quarter and Year-Over-Year Highlights:

•                  Net revenues increased 16.3% to a record $30.7 billion, with Pharmacy Services up 28.2% and Retail Pharmacy up 6.9%

•                  Retail Pharmacy same stores sales increased 5.6%

•                  Income from continuing operations increased 18.9%

•                  Adjusted EPS of $0.81, up 25.2%; GAAP diluted EPS from continuing operations of $0.75

Year-to-Date Highlights:

•                  Generated free cash flow of $3.2 billion

•                  Cash flow from operations of $4.0 billion

2012 Guidance:

•                  Full-year Adjusted EPS raised and narrowed to $3.32 to $3.38

•                  Full-year GAAP diluted EPS from continuing operations raised and narrowed to $3.09 to $3.15

•                  Confirmed full-year free cash flow guidance of $4.6 to $4.9 billion and cash flow from operations of $6.2 to $6.4 billion

WOONSOCKET, RHODE ISLAND, August 7, 2012 - CVS Caremark Corporation (NYSE: CVS) today announced revenues, operating profit and net income for the three months ended June 30, 2012.

Revenues

Net revenues for the three months ended June 30, 2012 increased 16.3%, or $4.3 billion, to $30.7 billion, up from $26.4 billion in the three months ended June 30, 2011.

Revenues in the Pharmacy Services Segment increased 28.2% to $18.4 billion in the three months ended June 30, 2012. This increase was primarily driven by new client starts associated with our highly successful 2012 selling season, drug cost inflation, and new activity resulting from our acquisition of the Medicare prescription drug plan of Universal American Corp. (“UAM Medicare PDP Business”) on April 29, 2011. Pharmacy network claims processed during the three months ended June 30, 2012 increased 13.7%, to 197.8 million, compared to 174.0 million in the prior year period. The increase in pharmacy network claims was primarily due to new client starts and the Company’s 2011 acquisition of the UAM Medicare PDP Business. Mail choice claims processed during the three months ended June 30, 2012 increased approximately 15.5% to 20.5 million compared to 17.8 million in the prior year period. The increase in the mail choice claim volume was primarily driven by new client starts and the continued adoption of our unique Maintenance Choice® program.

Revenues in the Retail Pharmacy Segment increased 6.9% to $15.8 billion in the three months ended June 30, 2012. Same store sales increased 5.6% over the prior year period, with pharmacy same store sales increasing 7.2% over the prior year period. The increase in pharmacy same store sales included a significant benefit associated with Walgreens not being part of the Express Scripts pharmacy provider network during the quarter.  Additionally, pharmacy same store prescription volumes rose 7.7% when 90-day scripts are counted as one script. When converting 90-day scripts into three scripts, our same store prescription volumes increased 9.8% in the quarter. Pharmacy same store sales were negatively impacted by approximately 500 basis points due to recent generic introductions. Front store same store sales increased 2.3% in the three months ended June 30, 2012.

For the three months ended June 30, 2012, the generic dispensing rate increased approximately 390 basis points to 78.0% in our Pharmacy Services Segment and 350 basis points to 79.1% in our Retail Pharmacy Segment, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended June 30, 2012 increased $153 million, to $967 million, compared with $814 million during the three months ended June 30, 2011. The increase in income from continuing operations attributable to CVS Caremark was primarily driven by an 18.5% increase in operating profit in our Retail Pharmacy Segment. Our retail business benefited significantly from the contractual impasse between Walgreens and Express Scripts, the impact of increased generic drugs dispensed, and the continued growth of our Maintenance Choice program. Adjusted earnings per share from continuing operations attributable to CVS Caremark (“Adjusted EPS”) for the three months ended June 30, 2012 and 2011 were $0.81 and $0.65, respectively. Adjusted EPS excludes $123 million and $114 million of intangible asset amortization related to acquisition activity in the three months ended June 30, 2012 and 2011, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended June 30, 2012 and 2011 were $0.75 and $0.60, respectively.

Larry Merlo, president and CEO, stated, “I’m very pleased with our strong operating performance this quarter, as we delivered results that were at or above our expectations in both the retail and PBM segments. Our retail business continued to benefit from the market disruption caused by the contractual impasse between two of our competitors, and we have detailed plans in place to maximize retention following their mid-September resolution. While the 2013 PBM selling season is still underway, we have achieved positive net-new business to-date and we are focused on the opportunities that remain. With our stable business and differentiated offerings, we remain very well positioned in the marketplace.”

Real Estate Program

During the three months ended June 30, 2012, the Company opened 36 new retail drugstores and closed eight retail drugstores and one onsite pharmacy. In addition, the Company relocated 24 retail drugstores. As of June 30, 2012, the Company operated 7,457 locations, including 7,381 retail drugstores, 28 onsite pharmacies, 31 retail specialty pharmacy stores, 12 specialty mail order pharmacies and five mail order pharmacies in 44 states, the District of Columbia and Puerto Rico.

Guidance

The Company raised and narrowed its earnings guidance for the full year 2012, reflecting its strong performance year-to-date and a solid outlook for the remainder of the year. The new guidance includes the anticipated benefit in the third and fourth quarters combined of approximately $0.05 per share related to the prescription business expected to be retained from the contractual impasse between Walgreens and Express Scripts. On July 19, 2012, Walgreens and Express Scripts announced that Walgreens will re-enter Express Scripts’ broadest retail pharmacy network as of September 15, 2012. In the fourth quarter, the Company expects to retain at least 50% of the prescription business gained during the impasse. The Company currently expects to deliver Adjusted EPS of $3.32 to $3.38 for the full year 2012, up from its previous guidance of $3.23 to $3.33. The Company currently expects to deliver GAAP diluted earnings per share from continuing operations of $3.09 to $3.15 for the full year 2012, up from its previous guidance of $3.01 to $3.11. The Company now expects the Retail Pharmacy Segment’s operating profit to increase between 14% and 15%, and the Pharmacy Services Segment’s operating profit to increase between 13% and 15%. The Company reiterated its 2012 free cash flow guidance and expects to generate between $4.6 billion and $4.9 billion for the year. Further, the Company confirmed that it expects to generate cash flow from operations in 2012 in the range of $6.2 billion to $6.4 billion. These 2012 guidance estimates assume the completion of the remaining $1.0 billion in previously authorized share repurchases.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 a.m. (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s approximately 7,400 CVS/pharmacy® stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with approximately 600 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breadth of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2012(1)	2011	2012(1)	2011

Net revenues	$30,714	$26,414	$61,512	$52,109
Cost of revenues	25,265	21,328	50,950	42,281
Gross profit	5,449	5,086	10,562	9,828
Operating expenses	3,741	3,602	7,451	7,039
Operating profit	1,708	1,484	3,111	2,789
Interest expense, net	132	148	263	282
Income before income tax provision	1,576	1,336	2,848	2,507
Income tax provision	610	523	1,106	985
Income from continuing operations	966	813	1,742	1,522
Income (loss) from discontinued operations, net of tax	(1)	2	(2)	5
Net income	965	815	1,740	1,527
Net loss attributable to noncontrolling interest	1	1	2	2
Net income attributable to CVS Caremark	$966	$816	$1,742	$1,529

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$966	$813	$1,742	$1,522
Net loss attributable to noncontrolling interest	1	1	2	2
Income from continuing operations attributable to CVS Caremark	$967	$814	$1,744	$1,524

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.76	$0.60	$1.35	$1.12
Income (loss) from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.76	$0.60	$1.35	$1.13
Weighted average basic common shares outstanding	1,278	1,355	1,289	1,359

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.75	$0.60	$1.34	$1.11
Income (loss) from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.75	$0.60	$1.34	$1.12
Weighted average diluted common shares outstanding	1,287	1,364	1,298	1,368

Dividends declared per common share	$0.1625	$0.1250	$0.3250	$0.2500

(1)          Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

In millions, except per share amounts	June 30, 2012(1)	December 31, 2011
Assets:
Cash and cash equivalents	$1,823	$1,413
Short-term investments	5	5
Accounts receivable, net	6,124	6,047
Inventories	10,428	10,046
Deferred income taxes	535	503
Other current assets	384	580
Total current assets	19,299	18,594
Property and equipment, net	8,614	8,467
Goodwill	26,425	26,458
Intangible assets, net	9,891	9,869
Other assets	1,360	1,155
Total assets	$65,589	$64,543

Liabilities:
Accounts payable	$4,903	$4,370
Claims and discounts payable	3,648	3,487
Accrued expenses	4,380	3,293
Short-term debt	200	750
Current portion of long-term debt	5	56
Total current liabilities	13,136	11,956
Long-term debt	9,208	9,208
Deferred income taxes	3,894	3,853
Other long-term liabilities	1,438	1,445
Commitments and contingencies
Redeemable noncontrolling interest	—	30

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,658 shares issued and 1,271 shares outstanding at June 30, 2012 and 1,640 shares issued and 1,298 shares outstanding at December 31, 2011	17	16
Treasury stock, at cost: 385 shares at June 30, 2012 and 340 shares at December 31, 2011	(13,945)	(11,953)
Shares held in trust: 2 shares at June 30, 2012 and December 31, 2011	(56)	(56)
Capital surplus	28,744	28,126
Retained earnings	23,324	22,090
Accumulated other comprehensive loss	(171)	(172)
Total shareholders’ equity	37,913	38,051
Total liabilities and shareholders’ equity	$65,589	$64,543

(1)          Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
In millions	2012(1)	2011
Cash flows from operating activities:
Cash receipts from customers	$57,644	$47,950
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(45,289)	(37,307)
Cash paid to other suppliers and employees	(7,134)	(6,149)
Interest received	1	2
Interest paid	(281)	(298)
Income taxes paid	(924)	(1,125)
Net cash provided by operating activities	4,017	3,073

Cash flows from investing activities:
Purchases of property and equipment	(818)	(710)
Proceeds from sale-leaseback transactions	—	11
Acquisitions (net of cash acquired) and other investments	(274)	(1,366)
Purchase of available-for-sale investments	—	(2)
Maturity of available-for-sale investments	—	1
Proceeds from sale of subsidiary	7	—
Net cash used in investing activities	(1,085)	(2,066)

Cash flows from financing activities:
Decrease in short-term debt	(550)	(300)
Proceeds from issuance of long-term debt	—	1,463
Repayments of long-term debt	(54)	(302)
Purchase of noncontrolling interest in subsidiary	(26)	—
Dividends paid	(420)	(341)
Derivative settlements	—	(19)
Proceeds from exercise of stock options	518	264
Excess tax benefits from stock-based compensation	8	—
Repurchase of common stock	(1,998)	(971)
Net cash used in financing activities	(2,522)	(206)
Net increase in cash and cash equivalents	410	801
Cash and cash equivalents at beginning of period	1,413	1,427
Cash and cash equivalents at end of period	$1,823	$2,228
Reconciliation of net income to net cash provided by operating activities:
Net income	$1,740	$1,527
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	854	765
Stock-based compensation	64	65
Deferred income taxes and other noncash items	83	129
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(13)	(472)
Inventories	(527)	584
Other current assets	254	(164)
Other assets	(181)	(62)
Accounts payable	655	722
Accrued expenses	1,095	54
Other long-term liabilities	(7)	(75)
Net cash provided by operating activities	$4,017	$3,073

(1)          Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2012.

Adjusted Earnings Per Share

(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2012	2011(2)	2012	2011(2)

Income before income tax provision	$1,576	$1,336	$2,848	$2,507
Amortization	123	114	241	220
Adjusted income before income tax provision	1,699	1,450	3,089	2,727
Adjusted income tax provision(1)	658	568	1,199	1,072
Adjusted income from continuing operations	1,041	882	1,890	1,655
Net loss attributable to noncontrolling interest	1	1	2	2
Adjusted income from continuing operations attributable to CVS Caremark	$1,042	$883	$1,892	$1,657
Weighted average diluted common shares outstanding	1,287	1,364	1,298	1,368
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.81	$0.65	$1.46	$1.21

(1)    The adjusted income tax provision is computed using the effective income tax rate from the consolidated statement of income.

(2)    The adjusted results for the three and six months ended June 30, 2011 have been revised to reflect the results of TheraCom as discontinued operations.

Free Cash Flow

(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Six Months Ended
	June 30,
In millions	2012	2011

Net cash provided by operating activities	$4,017	$3,073
Subtract: Additions to property and equipment	(818)	(710)
Add: Proceeds from sale-leaseback transactions	—	11
Free cash flow	$3,199	$2,374

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)(3)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
June 30, 2012:
Net revenues	$18,423	$15,846	$—	$(3,555)	$30,714
Gross profit	777	4,769	—	(97)	5,449
Operating profit (loss)	511	1,469	(175)	(97)	1,708
June 30, 2011:
Net revenues	14,374	14,826	—	(2,786)	26,414
Gross profit	720	4,408	—	(42)	5,086
Operating profit (loss)	448	1,240	(162)	(42)	1,484
Six Months Ended
June 30, 2012:
Net revenues	36,722	31,869	—	(7,079)	61,512
Gross profit	1,393	9,341	—	(172)	10,562
Operating profit (loss)	860	2,766	(343)	(172)	3,111
June 30, 2011:
Net revenues	28,203	29,413	—	(5,507)	52,109
Gross profit	1,350	8,555	—	(77)	9,828
Operating profit (loss)	839	2,336	(309)	(77)	2,789
Total assets:
June 30, 2012	36,039	28,951	1,253	(654)	65,589
December 31, 2011	35,704	28,323	1,121	(605)	64,543
Goodwill:
June 30, 2012	19,624	6,801	—	—	26,425
December 31, 2011	19,657	6,801	—	—	25,458

(1)          Net revenues of the Pharmacy Services Segment include approximately $2.1 billion and $1.9 billion of retail co-payments for the three months ended June 30, 2012 and 2011, respectively, as well as $4.4 billion and $4.1 billion of retail co-payments for the six months ended June 30, 2012 and 2011, respectively.

(2)          Intersegment eliminations relate to two types of transactions: (i) Intersegment revenues that occur when Pharmacy Services Segment customers use Retail Pharmacy Segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services Segment customers, through the Company’s intersegment activities (such as the Maintenance Choice program), elect to pick-up their maintenance prescriptions at Retail Pharmacy Segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. Beginning in the fourth quarter of 2011, the Maintenance Choice eliminations reflect all discounts available for the purchase of mail order prescription drugs. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $840 million and $626 million for the three months ended June 30, 2012 and 2011, respectively, and $1.6 billion and $1.2 billion for the six months ended June 30, 2012 and 2011, respectively; gross profit and operating profit of $97 million and $42 million for the three months ended June 30, 2012 and 2011, respectively, and $172 million and $77 million for the six months ended June 30, 2012 and 2011, respectively.

(3)          The results of the Pharmacy Services Segment for the three and six months ended June 30, 2011 have been revised to reflect the results of TheraCom as discontinued operations.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2012	2011(4)	2012	2011(4)

Net revenues	$18,423	$14,374	$36,722	$28,203
Gross profit	777	720	1,393	1,350
Gross profit % of net revenues	4.2%	5.0%	3.8%	4.8%
Operating expenses	266	272	533	511
Operating expense % of net revenues	1.4%	1.9%	1.5%	1.8%
Operating profit	511	448	860	839
Operating profit % of net revenues	2.8%	3.1%	2.3%	3.0%

Net revenues(1):
Mail choice(2)	$5,744	$4,582	$11,410	$8,975
Pharmacy network(3)	12,625	9,737	25,209	19,114
Other	54	55	103	114
Pharmacy claims processed(1):
Total	218.3	191.8	437.2	367.0
Mail choice(2)	20.5	17.8	40.9	35.3
Pharmacy network(3)	197.8	174.0	396.3	331.7
Generic dispensing rate(1):
Total	78.0%	74.1%	77.3%	73.9%
Mail choice(2)	71.2%	64.6%	70.1%	64.2%
Pharmacy network(3)	78.6%	75.0%	78.0%	74.9%
Mail choice penetration rate	22.9%	22.6%	22.9%	23.3%

(1)          Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)          Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which includes specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)          Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores.

(4)          The results of the Pharmacy Services Segment for the three and six months ended June 30, 2011 have been revised to reflect the results of TheraCom as discontinued operations.

EBITDA and EBITDA per Adjusted Claim

(Unaudited)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

The following is a reconciliation of operating profit to EBITDA for the Pharmacy Services Segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per adjusted claim amounts	2012	2011(1)	2012	2011(1)

Operating profit	$511	$448	$860	$839
Depreciation and amortization	129	107	251	205
EBITDA	640	555	1,111	1,044
Adjusted claims	256.7	224.9	513.7	432.5
EBITDA per adjusted claim	$2.49	$2.46	$2.16	$2.41

(1)          The results of the Pharmacy Services Segment for the three and six months ended June 30, 2011 have been revised to reflect the results of TheraCom as discontinued operations.

Supplemental Information

(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2012	2011	2012	2011

Net revenues	$15,846	$14,826	$31,869	$29,413
Gross profit	4,769	4,408	9,341	8,555
Gross profit % of net revenues	30.1%	29.7%	29.3%	29.1%
Operating expenses	3,300	3,168	6,575	6,219
Operating expense % of net revenues	20.8%	21.4%	20.6%	21.1%
Operating profit	1,469	1,240	2,766	2,336
Operating profit % of net revenues	9.3%	8.4%	8.7%	7.9%

Net revenue increase:
Total	6.9%	3.6%	8.4%	4.0%
Pharmacy	8.3%	3.9%	9.7%	4.5%
Front store	3.9%	3.0%	5.5%	2.9%
Same store sales increase:
Total	5.6%	2.0%	7.0%	2.3%
Pharmacy	7.2%	2.6%	8.5%	3.1%
Front store	2.3%	0.8%	3.7%	0.6%
Generic dispensing rate	79.1%	75.6%	78.6%	75.4%
Pharmacy % of total revenues	68.8%	67.9%	69.4%	68.5%
Third party % of pharmacy revenue	97.6%	97.7%	97.9%	97.6%
Retail prescriptions filled	176.4	162.4	355.9	328.0

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

	Year Ending
In millions, except per share amounts	December 31, 2012

Income before income tax provision	$6,477	$6,596
Amortization	480	482
Adjusted income before income tax provision	6,957	7,078
Adjusted income tax provision	2,691	2,736
Adjusted income from continuing operations	4,266	4,342
Net loss attributable to noncontrolling interest	2	2
Adjusted income from continuing operations attributable to CVS Caremark	$4,268	$4,344
Weighted average diluted common shares outstanding	1,287	1,287
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.32	$3.38

Free Cash Flow Guidance

(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

	Year Ending
In millions	December 31, 2012

Net cash provided by operating activities	$6,223	$6,404
Subtract: Additions to property and equipment	(2,145)	(2,075)
Add: Proceeds from sale-leaseback transactions	500	600
Free cash flow	$4,578	$4,929